EXHIBIT 10.8

MEZZANINE PLEDGE AND SECURITY AGREEMENT

THIS MEZZANINE PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”) is entered into in as of February 3, 2012, from TNP SRT WOODLAND WEST HOLDINGS, LLC, a Delaware limited liability company, having its principal place of business at 1900 Main Street, Suite 700, Irvine, California 92614 (referred to herein as “Pledgor”) to JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (“Lender”).

RECITALS:

WHEREAS, Pledgor is the owner of one hundred percent (100%) of the outstanding limited liability company membership interests in TNP SRT Woodland West, LLC, a Delaware limited liability company (“Pledged Entity”);

WHEREAS, Pledgor is borrowing the sum of One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00) from Lender (the “Loan”) pursuant to the terms of that certain Mezzanine Promissory Note of even date herewith executed by Pledgor (“Note”) which Note is to be secured by this Pledge Agreement and by other instruments (“Other Security Documents”). Pledgor expects to derive economic benefit from the Loan; and

WHEREAS, it is a condition precedent to the obligation of Lender to make the Loan to Pledgor that Pledgor shall have executed and delivered this Pledge Agreement to Lender.

NOW, THEREFORE, in consideration of the premises and to induce Lender to make the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Lender agree as follows:

1.	Defined Terms. As used in this Pledge Agreement, the following terms shall have the following meanings:

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

“Code” means the Uniform Commercial Code from time to time in effect in the State of New York and the State of Delaware.

“Collateral” shall have the meaning assigned to it in Section 2 of this Pledge Agreement.

“Event of Default” shall mean the occurrence of any of the following: (i) any principal amount of, or interest on, the Note shall not be paid when due; or (ii) Pledgor shall breach any representation hereunder, or shall fail to perform any covenant, agreement or other obligation under this Pledge Agreement or under any of the Other Security Documents and such failure shall continue beyond any applicable grace or cure period; or (iii) Pledgor shall commence a voluntary case under Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Pledgor under the Bankruptcy Code and relief shall be ordered against the Pledgor or the petition is controverted but is not dismissed within 60 days after the commencement of the case; or Pledgor shall be not generally paying its debts as such debts become due; or a custodian (as defined in the Bankruptcy Code) shall be appointed for, or take charge of, all or substantially all of the property of the Pledgor; or the Pledgor shall commence any other proceeding under any reorganization, arrangement, readjustment of debt, relief or debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Pledgor or there shall be commenced against the Pledgor any such proceeding which remains undismissed for a period of 60 days or the Pledgor shall be adjudicated insolvent or bankrupt; or the Pledgor shall fail to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or the Pledgor by any act or failure to act indicates its consent to, approval of, or acquiescence in any such case or proceeding or in the appointment of any custodian, or the like of, or for it, or any substantial part of its property or shall suffer any such appointment to continue undischarged or unstayed for a period of 60 days; or the Pledgor makes a general assignment for the benefit of creditors; or any action is taken by the Pledgor for the purpose of affecting any of the foregoing; (iv) any provision of the Note, this Pledge Agreement or any other document delivered by or on behalf of Pledgor in connection with the Loan, shall at any time for any reason fail or cease to be valid and binding on Pledgor, respectively or shall fail or cease to create a valid and perfected first priority security interest in any of the Collateral, or Pledgor shall so state in writing, or the validity or enforceability thereof shall be contested by Pledgor or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over Pledgor seeking to establish the invalidity or unenforceability thereof, or Pledgor shall deny that they have any or further liability or obligations under the instrument delivered by each in connection with the Loan; or (v) an Event of Default by Pledged Entity shall have occurred under, and not have been cured in accordance with, any mortgage loan documents executed by Pledged Entity and encumbering the Property (the “Mortgage Loan Documents”).

“Note” shall mean that certain Mezzanine Promissory Note of even date herewith in the principal amount of One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00) made by Pledgor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Obligations” shall mean (i) all of the unpaid principal amount of, and accrued interest on, the Note, and (ii) all other indebtedness, liabilities and obligations of Pledgor to Lender, whether now existing or hereafter incurred, created under, arising out of or in connection with the Loan, the Note, this Pledge Agreement or the Other Security Documents, including all costs and expenses incurred by Lender in the collection of any of the obligations of indebtedness described in (i) and (ii) above, including without limitation reasonable attorney’s fees and legal expenses.

“Operating Agreement” shall mean that certain Limited Liability Company Agreement of Pledgor, dated February 1, 2012, (as the foregoing may have been amended or may hereafter be amended from time to time).

“Pledged Entity Operating Agreement” shall mean that certain Limited Liability Company Agreement of Pledged Entity, dated February 1, 2012, (as the foregoing may have been amended or may hereafter be amended from time to time).

“Pledged Securities” shall mean the limited liability company membership interests of Pledgor in Pledged Entity, together with all limited liability company membership interest certificates, options or rights of any nature whatsoever which may be issued or granted by Pledged Entity to Pledgor while this Pledge Agreement is in effect, including, without limitation, the certificates evidencing such interests which have been delivered to Lender pursuant to Section 12 and all proceeds, rents, income, increases, profits and related rights, all sums or distributions (whether made in cash, tangible or intangible property of any kind or character, or otherwise) due or to become due to Pledgor including all profits and income, and the accounts thereof, all surplus and capital, and the accounts thereof, all rights (if and to the extent provided in the Pledged Entity Operating Agreement) in specific property, including the right to participate in the management and administration of Pledged Entity’s business and affairs, to require any information and account of transactions and all other matters relating to the business and financial condition of Pledged Entity, to inspect the books and records, including federal, state and local income tax returns, and to receive all allocations of loss, deduction, credit and other tax benefits allocable to Pledgor from Pledged Entity, and any and all other rights, title and interest of Pledgor in Pledged Entity and under the Pledged Entity Operating Agreement of Pledged Entity, whether now existing or hereafter acquired or created, together with all products, proceeds, substitutions and additions of or to any of the foregoing.

“Proceeds” shall mean “proceeds,” as such term is defined in the Code and also, to the extent not included in the foregoing, (i) any and all distributions of cash or property from Pledged Entity to Pledgor when Pledged Securities are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, and all payments or distributions paid or payable on account of the Pledged Securities; and (ii) any and all other amounts from time to time payable to Pledgor under or in connection with any of the Pledged Securities.

“Property” shall mean that certain property described on Exhibit A hereto, in which Pledged Entity owns, on the date hereof, a 100% undivided fee interest.

“Special Purpose Entity” shall mean an entity formed for the sole purpose of owning the Pledged Securities, and whose organizational documents (a) prohibit it from (i) engaging in any activity other than owning the Pledged Securities and matters related thereto and (ii) incurring no debt other than the Obligations and trade payables in the ordinary course of business not to exceed 2% of the amount of the Loan which are not evidence by a note, are not secured, and are paid when due and (b) contain the Special Purpose Provisions as defined and set forth in the Operating Agreement.

2.	Pledge; Grant of Security Interest. As security for the prompt and complete payment and performance when due of all the Obligations and to induce Lender to make the Loan, Pledgor hereby grants, pledges and assigns to Lender a first priority security interest in all of Pledgor’s right, title and interest in, to, and under, whether now existing or hereafter arising and agrees to deliver and pledge to Lender pursuant to this Pledge Agreement, the following (all of which being herein collectively called the “Collateral”):

(a)	all Pledged Securities; and

(b)	all Proceeds of the foregoing.

This Pledge Agreement shall constitute a Security Agreement under the Uniform Commercial Code of the State of Delaware (the “UCC”). Pledgor may not further assign, pledge, transfer, hypothecate, distribute or sell any of the Collateral without Lender’s prior written consent first had and obtained.

3.	Stock Powers. Concurrently with the execution and delivery of this Pledge Agreement, Pledgor shall deliver to Lender each original certificate evidencing the Pledged Securities (which certificates shall constitute “security certificates” (as defined in the Code)), together with an undated limited liability company membership power, covering each such certificate duly executed in blank with, if Lender so requests, signature guaranteed.

4.	Distributions. If during the time this Pledge Agreement is effective, Pledgor, by reason of its ownership of the Pledged Securities, shall become entitled to receive, or shall receive any distributions of cash or property directly or indirectly from Pledged Entity, Pledgor agrees that it shall accept the same as Lender’s agent and hold the same in trust for Lender and deliver the same forthwith to Lender or as Lender shall direct with the endorsements of Pledgor when requested by Lender, to be held by Lender as additional collateral security for the Obligations. Any sums or property paid upon or in respect of the Pledged Securities upon the reorganization, liquidation, or dissolution of Pledged Entity shall immediately be paid over to Lender to be held by Lender as additional collateral security for the Obligations. Pledgor agrees to give Lender immediate notice of any such distribution.

5.	Representations and Warranties. Pledgor hereby represents, warrants and agrees that:

(a)	Each of the Recitals in this Pledge Agreement is true, correct and complete in all material respects.

(b)	Pledgor is a valid and subsisting limited liability company and is duly organized and existing under the laws of the State of Delaware, that its Operating Agreement is and remains in full force and effect, and that a true and correct copy of the Operating Agreement has been delivered to Lender.

(c)	Pledgor has full power and authority to execute, deliver and perform its covenants, agreements and obligations under this Pledge Agreement. All necessary actions have been taken and all necessary consents and approvals received so that upon the execution and delivery to Lender of this Pledge Agreement by Pledgor, the execution, delivery and performance of this Pledge Agreement will have been duly authorized.

(d)	The exact name of Pledgor is TNP SRT Woodland West Holdings, LLC.

(e)	Pledgor’s principal place of business and the place where its records concerning the Collateral are kept is 1900 Main Street, Suite 700, Irvine, California 92614, and Pledgor will promptly notify Lender of any change of such principal place of business and at request of Lender take such action as is necessary to cause the security interest of Lender in the Collateral to continue to be perfected.

(f)	Pledgor is the legal record and beneficial owner of the Pledged Securities and is entitled to the Proceeds, having good and marketable title thereto, free and clear of any and all liens except the security interest granted to Lender under this Pledge Agreement.

(g)	All of the certificates representing the Pledged Securities have been duly and validly issued and are fully paid and nonassessable.

(h)	The Pledged Securities constitute all the issued and outstanding limited liability company membership interests in Pledged Entity.

(i)	Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities free of any and all liens or options in favor of, or claims of, any other Person, except the security interest created by this Pledge Agreement and the Pledged Securities have not previously been assigned, sold, transferred, pledged or encumbered (except pursuant to this Pledge Agreement).

(j)	Upon delivery to Lender of the membership certificates evidencing the Pledged Securities, the security interest granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority security interest in the Pledged Securities and related Proceeds, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Pledged Securities and related proceeds from Pledgor.

(k)	Upon the filing of the UCC-1 financing statement referred to in Section 12 with the Delaware Secretary of State, the security interest granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority security interest in the Collateral not constituting Pledged Securities and related Proceeds in such jurisdictions, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Pledged Securities and related Proceeds from Pledgor.

(l)	No security agreement, financing statement, equivalent security or lien instrument, or continuation statement covering any of the Pledged Securities is on file or of record in any public office.

(m)	There is no agreement in effect with respect to either Pledgor or Pledged Entity, other than any agreement with Lender, which would in any manner impair or prohibit the terms of this Pledge Agreement or the assignment of the Collateral as provided hereunder.

(n)	Neither the execution or the delivery of this Pledge Agreement nor compliance with the terms and provisions hereof on the part of Pledgor will violate any statute, license or regulation of any governmental authority or will breach, conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument, other than any agreement with Lender, to which Pledgor is or may be bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon or give to others any interest or rights, including rights of termination or cancellation, in or with respect to, any of Pledgor’s property, assets, contracts, licenses or business.

(o)	There currently exist no certificates, instruments or writings representing the Pledged Securities other than those certificates delivered to Lender on the date hereof and to the extent that in the future there exist any additional certificates, instruments or writings, Pledgor shall deliver all such certificates, instruments or writings to Lender, together with the undated limited liability company interest powers, executed in blank with, if Lender so requests, signature guaranteed.

(p)	The Pledged Securities (i) are “securities” within the meaning of Sections 8-102(a)(15) and 8-103 of the Code, (ii) are “financial assets” (within the meaning of Section 8-102(a)(9) of the Code) and (iii) are not credited to a “securities account” (within the meaning of Section 8-501(a) of the Code). The Pledged Entity Operating Agreement and the certificates evidencing the Pledged Securities each states that the Pledged Securities are “securities” as such term is defined in Article 8 of the UCC as in effect in the state of Delaware.

The representations and warranties set forth in this Section 5 shall survive the execution, delivery and performance of this Pledge Agreement.

6.	Covenants. Pledgor covenants and agrees with Lender that from and after the date of this Pledge Agreement and until the Obligations are fully satisfied:

(a)	If Pledgor shall, as a result of its ownership of the Pledged Securities, become entitled to receive or shall receive any limited liability company membership certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Securities, or otherwise in respect thereof, Pledgor shall accept the same as Lender’s agent, hold the same in trust for Lender and deliver the same forthwith to Lender in the exact form received, duly endorsed by Pledgor to Lender, if required, together with an undated limited liability company membership interest power covering such certificate duly executed in blank and with, if Lender so requests, signature guaranteed, to be held by Lender hereunder as additional security for the Obligations.

(b)	Pledgor will take all acts reasonably requested by Lender to allow Lender to perfect and maintain its perfected security interest in the Collateral. Pledgor shall record the pledge reflected herein on the books and records of Pledged Entity.

(c)	Pledgor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral (other than liens in favor of Lender) and will defend the right, title and interest of Lender in and to any of Pledgor’s right, title and interest in and to the Collateral and to any Proceeds thereof against the claims and demands of all other persons whomsoever.

(d)	At any time and from time to time, upon the written request of Lender, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver any and all such further instruments (including but not limited to UCC financing statements) and documents and take such further actions as tender may reasonably deem necessary to obtain the full benefits of this Pledge Agreement and of the rights and powers herein granted.

(e)	Pledgor shall keep accurate and complete books and records concerning the Collateral owned by it in accordance with generally accepted accounting principles or other accounting standards acceptable to Lender, consistently applied, and upon request, shall furnish to Lender copies of such financial reports as Lender shall reasonably request.

(f)	Lender shall have the right to review the books and records of Pledgor pertaining to the Collateral and to copy the same and make excerpts therefrom all at such reasonable times and as often as Lender may reasonably request.

(g)	Pledgor shall maintain and keep its principal place of business at 1900 Main Street, Suite 700, Irvine, California 92614 and at no other location without giving Lender thirty (30) days prior written notice of any address change.

(h)	Prior to the occurrence of any Event of Default, Pledgor shall have the right to exercise all voting and other rights under or pertaining to the Collateral so long as such rights and privileges are exercised in a manner which does not cause a violation of or default hereunder, or the Other Security Documents.

(i)	Pledgor shall at all times be a Special Purpose Entity, and will not authorize or consent to any amendment, revision or modification of the Operating Agreement or the Pledged Entity Operating Agreement without the prior written consent of Lender.

(j)	Pledgor and Pledged Entity shall not permit, without the prior written consent of Lender, any transaction which would have the effect of diluting Pledgor’s Interest. Pledgor shall at all times own 100% of the limited liability company membership interests in Pledged Entity. Any violation of the terms hereof shall, at the option of Lender, constitute a default hereunder, and Lender shall have no obligation to allege or show any impairment of its security thereby and may pursue any legal or equitable remedies for default without such allegation or showing.

(k)	Pledgor will not, without the prior written consent of Lender, (i) borrow against the Collateral from any person, fine or corporation other than Lender, (ii) create, incur, assume or suffer to exist any mortgage, lien, charge or encumbrances on, or security interest in, or pledge of conditional sale or other title retention agreement with respect to any of the Collateral, except the security interest created hereunder, or sell or transfer any of the Collateral, (iii) permit any levy or attachment to be made against any of the Collateral except any levy or attachment relating to the Pledge Agreement, (iv) permit any financing statement to be on file with respect to any of the Collateral, except financing statements in favor of Lender, (v) transfer or convey, or permit a transfer or conveyance of, any interest in the Collateral, or (vi) vote to enable, or take any other action to permit, Pledged Entity to issue any limited liability company membership interests or to issue any other securities convertible into or granting the right to purchase or exchange for any limited liability company membership interests in Pledged Entity.

(l)	The Pledged Securities (i) will continue to be “securities” within the meaning of Sections 8-102(a)(15) and 8-103 of the Code, (ii) will continue to be “financial assets” (within the meaning of Section 8-102(a)(9) of the Code) and (iii) will not be credited to a “securities account” (within the meaning of Section 8-501(a) of the Code). The Pledged Entity Operating Agreement and the certificates evidencing the Pledged Securities each shall at all times state that the Pledged Securities are “securities” as such term is defined in Article 8 of the UCC as in effect in the state of Delaware.

7.	Certain Understandings of Parties; Registration of Pledge; Control of Pledged Collateral, Etc.

(a)	The parties acknowledge and agree that the Pledged Securities constitute “securities” (as defined in Section 8-102(a)(15) of the Code), and Pledgor covenants and agrees that (i) the Pledged Securities are not and will not be dealt in or traded on securities exchanges or securities markets, (ii) the terms of the Pledged Securities are not and will not be “investment company securities” within the meaning of Section 8-103 of the Code, and (iii) the Pledged Securities constitute “certificated securities” within the meaning of Section 8-102(a)(14) of the Code.

(b)	Notwithstanding the foregoing, to better assure the perfection of the security interest of Lender in the Pledged Securities concurrently with the execution and delivery of this Pledge Agreement, and subsequently from time to time upon Lender’s written request following Lender’s transfer of all or any portion of the Loan, Pledgor shall send written instructions to Pledged Entity and shall cause the Pledged Entity to confirm in writing that it has registered the pledge effected by this Pledge Agreement on its books and agrees to comply with the instructions of Lender in respect of the Pledged Securities without further consent of Pledgor or any other Person.

(c)	Concurrently with the execution and delivery of this Pledge Agreement, Pledgor shall deliver to Lender all of the certificates evidencing the Pledged Securities, together with the undated limited liability company membership interest powers, as applicable, executed in blank with, if Lender so requests, signature guaranteed.

8.	Lender’s Appointment as Attorney-in-Fact.

(a)

Upon the occurrence and continuance of any Event of Default, Pledgor hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in its own name, from time to time in Lender’s discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement. Without limiting the generality of the foregoing, Pledgor hereby gives Lender and any officer or agent thereof, as such attorney-in-fact, the power and right, on behalf of Pledgor, without notice to or assent by Pledgor, to do the following: (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Lender or as Lender shall direct; (B) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of the Collateral; (E) to defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (F) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; (G) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (H) generally to sell, transfer, pledge, vote, make any agreement with respect to or otherwise deal with any of the Collateral, as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Pledgor’s expense, at any time, or from time to time, all acts and things which Lender reasonably deems necessary to protect, preserve or realize upon the Collateral and Lender’s security interest therein, in order to effect the intent of this Pledge Agreement, all as fully and effectively as Pledgor might do.

Any and all such amounts received by Lender as attorney-in-fact for Pledgor shall be held by Lender as Collateral pursuant to this Pledge Agreement or, at Lender’s election shall be applied to the reduction of any Obligation then outstanding, in such order as Lender may elect. Pledgor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b)	The powers conferred on Lender hereunder are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act, except for its own gross negligence or willful misconduct.

(c)	Pledgor also authorizes Lender, at any time and from time to time upon the occurrence and during the continuance of any Event of Default, to execute, in connection with any sale provided for in this Pledge Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

9.	Performance by Lender of Pledgor’s Obligations. If Pledgor fails to perform or comply with any of its agreements contained herein and Lender, as provided for by the terms of this Pledge Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Lender incurred in connection with such performance or compliance, together with interest thereon at the Default Rate shall be payable by Pledgor to Lender on demand and shall constitute Obligations secured hereby.

10.	Remedies, Rights Upon Default.

(a)

If any Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, Pledgor expressly agrees, to the extent permitted by law, that in any such event Lender, upon ten (10) Business Days prior written notice to Pledgor may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any of Lender’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 10(d) hereof, and only after so paying over such net proceeds and after the payment by Lender of any other amount required by any provision of law, including Section 9¬504 (1)(c) of the Code, need Lender account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Lender. Pledgor agrees that Lender need not give more than ten (10) Business Days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Notice of a potential sale or disposition of the Collateral under this Section 10(a) may be combined with a notice of default in which case the notice period shall be concurrent with and not in additional to any applicable grace period. Pledgor agrees that the sale of the Collateral by either a public or private sale shall be deemed commercially reasonable. LENDER MAY ENFORCE ITS RIGHTS HEREUNDER WITHOUT RESORT TO PRIOR JUDICIAL PROCESS OR JUDICIAL HEARING AND PLEDGOR EXPRESSLY WAIVES, RENOUNCES, AND KNOWINGLY RELINQUISHES ANY LEGAL RIGHT WHICH MIGHT OTHERWISE REQUIRE LENDER TO ENFORCE ITS RIGHTS BY JUDICIAL PROCESS. IN SO PROVIDING FOR A NONJUDICIAL REMEDY, PLEDGOR REPRESENTS THAT SUCH A REMEDY IS RESPONSIVE TO COMMERCIAL NECESSITY AND IS THE RESULT OF BARGAIN AT ARM’S LENGTH. NOTHING HEREIN IS INTENDED TO PREVENT LENDER FROM RESORTING TO JUDICIAL PROCESS AT SUCH PARTY’S OPTION.

(b)	Pledgor agrees to pay all costs of Lender, including reasonable attorneys’ fees, incurred with respect to the collection of any of the Obligations and the enforcement of any of Lender’s rights hereunder.

(c)	Pledgor hereby waives presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Pledge Agreement or any Collateral except as provided in Section 10(a) of this Pledge Agreement.

(d)	The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Lender in the following order of priorities:

first, to Lender in an amount sufficient to pay in full the expenses of Lender in connection with such sale, disposition or other realization, incurred or made by Lender in connection therewith, including reasonable attorneys’ fees;

second, to Lender in an amount equal to any late charges or other fees and charges due on the Obligations;

third, to Lender in an amount equal to the then accrued and unpaid interest, if any, on the Obligations (with such amount being first applied to interest determined at the Default Rate, as defined in the Note);

fourth, to Lender in an amount equal to any other Obligations which are then unpaid; and,

fifth, to Lender in an amount equal to the then unpaid principal of the Obligations;

finally, upon payment in full of all of the Obligations, to Pledgor, or its representative or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

(e)	Pledgor agrees that in any sale of any of the Pledged Securities hereunder, Lender is authorized to comply with any limitation or restriction in connection with such sale which it is advised by its counsel is appropriate (i) in order to avoid violation of applicable law, including, without limitation, procedures restricting the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of any Pledged Securities they purchase, or (ii) in order to obtain any required approval of such sale or of a purchaser at such sale by any governmental regulatory authority or official. Pledgor further agrees that such compliance shall not result in any such sale being deemed not to have been made in a commercially reasonable manner, nor shall Lender be liable or accountable to Pledgor for any discount allowed by reason of the fact that any Pledged Securities are sold in compliance with any such limitation or restriction.

(f)	The remedies of Lender hereunder are cumulative and the exercise of any one or more of the remedies provided for herein or under the CODE shall not be construed as a waiver of any of the other remedies of Lender. Amongst its remedies, Lender has the right to require specific performance of the terms and provisions of this Pledge Agreement and may obtain injunctive relief from any court of competent jurisdiction.

(g)	It is agreed that no waiver by Lender of any Event of Default shall operate as a waiver of any other default or of the same default on a future occasion. All the rights of Lender hereunder shall inure to the benefit of its successors and assigns and all obligations of Pledgor shall bind its successors and assigns.

(h)

Pledgor agrees to indemnify and hold harmless Lender, its directors, officers, employees, agents and parent and subsidiary corporations, and each of them, from and against any and all liabilities, obligations, claims, damages, or expenses incurred by any of them arising out of or by reason of entering into this Pledge Agreement or the consummation of the transactions contemplated by this Pledge Agreement (unless caused solely by the gross negligence or willful misconduct of such indemnified parties) and to pay or reimburse Lender for the reasonable fees and disbursements of counsel incurred in connection with any investigation, litigation or other proceedings (whether or not Lender is a party thereto) arising out of or by reason of any of the aforesaid. Lender will promptly give Pledgor written notice of the assertion of any claim which it believes is subject to the indemnity set forth in this Section 10 and will upon the request of Pledgor promptly furnish Pledgor with all material in its possession relating to such claim or the defense thereof to the extent that the Lender may do so without breach of duty to others. Any amounts properly due under this Section 10 shall be payable to Lender immediately upon demand.

11.	Financing Statements; Other Documents. On the date hereof, Pledgor shall deliver to Lender the membership certificates with respect to the Pledged Securities owned by it, together with the stock powers and other endorsements set forth in Section 3 and hereby authorizes Lender to file UCC-1 financing statements with respect to the Collateral. Pledgor authorizes Lender to use the collateral description “all personal property” or “all assets” in any such financing statements. Pledgor agrees to deliver any other document or instrument which Lender may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted.

12.	Limitations on Lender’s Obligations Under the Pledged Entity Operating Agreement. Pledgor acknowledges and agrees that this Pledge Agreement shall not in any way obligate Lender or any of its successors and assigns to perform any of the now existing or hereafter accruing, or any of its successors and assigns to perform any of the now existing or hereafter accruing, obligations of Pledgor under the Pledged Entity Operating Agreement and Pledgor agrees to perform any and all obligations (including the payment of any and all liabilities or assessments) of Pledgor under the Pledged Entity Operating Agreement, whether heretofore or hereafter accruing or arising, all with the same effect as though this Pledge Agreement had not been executed or delivered by Pledgor.

13.	Limitation on Lender’s Duty in Respect of Collateral. Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Upon request of Pledgor, Lender shall account for any money received by it in respect of any foreclosure on or disposition of the Collateral.

14.	Notices. Notices to the parties hereto shall be in writing and be personally delivered, mailed by certified mail return receipt requested or delivered by overnight courier, addressed as follows:

If to Pledgor:	1900 Main Street, Suite 700 Irvine, California 92614
Attention: James Wolford Facsimile No.: (949) 252-0212

With a copy to:	Kaplan Voekler Cunningham Frank, PLC 7 East 2nd Street Richmond, Virginia 23218-2470
Attention: Thomas G. Voekler Facsimile No.: (804) 525-1794

If to Lender:	JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179 Attention: Joseph E. Geoghan Facsimile No.: (212) 834-6029

with a copy to:	JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179 Attention: Nancy Alto Facsimile No.: (212) 623-4779

with an additional copy to:	Katten Muchin Rosenman LLP 550 South Tryon Street, Ste. 2900 Charlotte, North Carolina 28202-4213
Attention: Daniel S. Huffenus, Esq. Facsimile No.: (704) 344-3056

Notices or other communications served by personal delivery shall be deemed effective upon receipt, notices or other communications served by overnight courier shall be deemed effective the first business day after deposit with the courier and notices or other communications served by mail, shall be deemed effective two (2) days after mailing as required above.

15.	Severability. Upon payment in full or other satisfaction of the Obligations, this Pledge Agreement shall terminate and be of no further force or effect; provided, however, that any indemnity provided hereunder shall survive such payment. Until such time, however, this Pledge Agreement shall remain in full force and effect as security for all of the Obligations and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The satisfaction, or discharge, of any part of the Obligations hereby secured shall not in any way satisfy or discharge this Pledge Agreement. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.	No Waiver-Cumulative Remedies. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Lender, and then only to the extent therein set forth. A waiver by Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently and not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Pledgor and Lender.

17.	Successor and Assigns. This Pledge Agreement and all obligations of Pledgor hereunder shall be binding upon the respective heirs, personal representatives, successors and assigns of Pledgor and shall together with the rights and remedies of Lender hereunder, inure to the benefit of Lender and its successors and assigns.

18.	Governing Law, Consent to Jurisdiction and Venue. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws, of the State of New York.

19.	Waiver of Trial by Jury. PLEDGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT.

20.	Irrevocable Authorization and Instruction. Pledgor hereby authorizes and instructs Pledged Entity and any servicer of the Loan to comply with any instruction received by it from Lender in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that Pledged Entity and any servicer shall be fully protected in so complying.

21.	Acknowledgment and Consent. Pledgor shall cause Pledged Entity to execute and deliver to Lender an Acknowledgment and Consent with respect to this Pledge Agreement in the form of Exhibit B in connection with the execution and delivery of this Pledge Agreement.

22.

Irrevocable Proxy. Solely with respect to Article 8 Matters (as defined below), Pledgor hereby irrevocably grants and appoints Lender, from the date of this Pledge Agreement until the termination of this Pledge Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Securities, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 22 shall include the right to sign Pledgor’s name (as member/limited partner/general partner/trust beneficiary of Pledged Entity to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Securities that applicable law may permit or require, to cause the Pledged Securities to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter that Pledgor may have granted or appointed. Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Securities with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect. The proxies and powers granted by Pledgor pursuant to this Pledge Agreement are coupled with an interest and are given to secure the performance of Pledgor’s obligations. As used herein, “Article 8 Matter” means any action, decision, determination or election by Pledged Entity or its member(s) that its limited liability company interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code, and all other matters related to any such action, decision, determination or election.

[THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Pledgor has executed and delivered this Pledge Agreement on the date first set forth above before.

PLEDGOR:

TNP SRT WOODLAND WEST HOLDINGS, LLC, a Delaware limited liability company

By:	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its sole member

	By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

		By:	/ s/ James Wolford
			Name:	James Wolford
			Title:	CFO, Treasurer and Secretary

Signature Page – Mezzanine Pledge and Security Agreement

ACKNOWLEDGMENT

STATE OF                     )

                                         )ss

COUNTY OF                 )

On February     , 2012 before me,                     , personally appeared James Wolford, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Notary Public

Signature Page – Mezzanine Pledge and Security Agreement

Exhibit A

Legal Description of Property

Exhibit B

FORM OF ACKNOWLEDGMENT AND CONSENT

TNP SRT Woodland West, LLC, a Delaware limited liability company hereby acknowledges receipt of a copy of the Mezzanine Pledge and Security Agreement and agrees that Pledgor is bound thereby. TNP SRT Woodland West, LLC agrees to notify Lender promptly in writing of the occurrence of any of the events described in Section 6(a) of the Mezzanine Pledge and Security Agreement.

Dated: February     , 2012

TNP SRT WOODLAND WEST, LLC, a Delaware limited liability company

By:
	Name:	James Wolford
	Title:	CFO, Treasurer and Secretary